EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                           CONTACT:     Dwayne Powell, CEO
                                                                    870-802-1700

           POCAHONTAS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Jonesboro, Arkansas, May 12, 2005, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the second quarter of the fiscal year ending September 30, 2005. Net income was $0.43 million for the quarter ended March 31, 2005, compared to net income of $1.43 million for the quarter ended March 31, 2004, a decrease of $1.00 million or 69.9%. Basic earnings per share were $0.10 and diluted earnings per share were $0.09 for the quarter ended March 31, 2005 compared to basic earnings per share of $0.32 and diluted earnings per share of $0.31 for the same period last year.

Net interest income before provision for loan loss for the quarter ended March 31, 2005 was $4.16 million compared to $5.03 million for the quarter ended March 31, 2004, a decrease of $0.87 million or 17.3%. The decrease was primarily due to a 41 basis point decrease in the net interest rate spread to 2.77% for the quarter ended March 31, 2005 compared to 3.18% for the quarter ended March 31, 2004.

There was no provision for loan losses for the quarter ended March 31, 2005 compared to $0.35 million for the quarter ended March 31, 2004. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended March 31, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased $0.79 million or 49.1% to $0.82 million for the quarter ended March 31, 2005 compared to the quarter ended March 31, 2004. The decrease in non-interest income was primarily due to a $0.34 million trading loss on equity securities during the quarter ended March 31, 2005 compared to a $0.29 million trading gain on equity securities during the quarter ended March 31, 2004. A subdued refinancing environment during the quarter ended March 31, 2005 resulted in a decreased number of loans originated and subsequently sold which resulted in the lower gain on sale of loans. Gain on sale of loans decreased to $0.20 million for the quarter ended March 31, 2005 from $0.25 million for the same period a year ago. The quarter ended March 31, 2004 included a $0.14 million one time gain on the sale of branches.

Total operating expenses were $4.33 million for the quarter ended March 31, 2005, compared to $4.11 million for the quarter ended March 31, 2004. The increase in operating expenses was primarily due to a $0.18 million increase in advertising and donations, as the Company hired an outside advertising firm instead of handling advertising internally.

Net income was $1.55 million for the six months ended March 31, 2005, compared to net income of $2.80 million for the six months ended March 31, 2004, a decrease of $1.25 million or 44.7%. Basic and diluted earnings per share were $0.34 for the six months ended March 31, 2005 compared to basic earnings per share of $0.62 and diluted earnings per share of $0.61 for the same period last year.

Net interest income before provision for loan loss for the six months ended March 31, 2005 was $8.53 million compared to $10.02 million for the six months ended March 31, 2004, a decrease of $1.49 million or 14.9%. The decrease was primarily due to a 28 basis point decrease in the net interest rate spread to 2.82% for the six months ended March 31, 2005 compared to 3.10% for the six months ended March 31, 2004 and a 35 basis point decrease in the net interest margin to 2.66% for the six months ended March 31, 2005 from 3.01% for the six months ended March 31, 2004.

Provision for loan losses for the six months ended March 31, 2005 was $0.13 million compared to $0.50 million for the six months ended March 31, 2004. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the six months ended March 31, 2005 and 2004 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased $0.61 million or 20.4% to $2.37 million for the six months ended March 31, 2005 compared to the six months ended March 31, 2004. The decrease in non-interest income was primarily due to $0.42 million decrease in trading gain on equity securities during the six months ended March 31, 2005 compared to the six months ended March 31, 2004. A subdued refinancing environment during the six months ended March 31, 2005 resulted in a decreased number of loans originated and subsequently sold which resulted in the lower gain on sale of loans. Gain on sale of loans decreased to $0.48 million for the six months ended March 31, 2005 from $0.60 million for the same period a year ago. The six months ended March 31, 2004 included a $0.14 million one-time gain on the sale of branches.

Total operating expenses were $8.43 million for the six months ended March 31, 2005, and $8.25 million for the six months ended March 31, 2004. The increase in operating expenses is primarily due to a $0.28 million increase in advertising and donations, as the Company hired an outside advertising firm instead of handling advertising internally; professional fees increased $0.07 million for the six months ended March 31, 2005 compared to the same period a year ago. These increases were partially offset by a decrease in expenses on REO and other repossessed assets during the six months ended March 31, 2005.

Total assets increased $12.64 million or 1.8% to $732.55 million at March 31, 2005 compared to balances at September 30, 2004. The increase was primarily the result of a net increase in investment securities of $53.04 million or 21.5%, which was partially offset by a $22.36 million or 63.5% decrease in cash and a $21.86 million or 5.7% decrease in total net loans. The yield on average interest earning assets at March 31, 2005 was 5.46% compared to 5.50% at September 30, 2004.

Investment securities increased as the result of the purchase of $78.03 million of securities, partially offset by the call of $0.50 million of securities, principal payments and maturities of $21.16 million and $3.42 million decrease in market value.

Total net loans receivable were $361.95 million at March 31, 2005 compared to $383.81 million at September 30, 2004. During the six-month period ended March 31, 2005, proceeds from the sale of mortgage loans held for sale were $24.20 million, compared to $32.66 million sold during the six months ended March 31, 2004. Total nonperforming loans decreased 6.9% to $4.35 million at March 31, 2005 from $4.67 million at September 30, 2004.

Total deposits increased $9.65 million or 2.0% to $500.73 million at March 31, 2005 compared to balances at September 30, 2004. The increase in deposits was primarily the result of offering more competitive interest rates on a diverse product base in our market area. Total Federal Home

Loan Bank advances increased $4.28 million or 2.8% to $158.18 million at March 31, 2005 compared to $153.90 million at September 30, 2004.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 18 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
--------------------------------------------------------------------------------


                                                                            March 31, 2005      September 30, 2004
ASSETS
Cash                                                                       $   12,856,239         $  35,218,491
Cash surrender value of life insurance                                          7,925,501             7,684,251
Securities held-to-maturity, at cost                                          138,314,318            86,200,660
Securities available-for-sale, at fair value                                  161,563,993           160,633,022
Trading securities, at fair value                                               2,905,919             1,982,365
Loans receivable, net                                                         360,278,949           382,316,096
Loans receivable, held for sale                                                 1,673,903             1,494,200
Accrued interest receivable                                                     3,985,636             4,196,103
Premises and equipment, net                                                    15,650,086            13,762,438
Federal Home Loan Bank stock, at cost                                           8,032,600             7,925,900
Goodwill                                                                        8,847,572             8,847,572
Core deposit premiums                                                           5,809,921             6,296,523
Other assets                                                                    4,701,337             3,350,292
                                                                           --------------         -------------
TOTAL ASSETS                                                               $  732,545,974         $ 719,907,913
                                                                           ==============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits                                                                    $ 500,730,675         $ 491,078,533
Federal Home Loan Bank advances                                               158,183,028           153,896,869
Deferred compensation                                                           2,273,772             2,430,094
Accrued expenses and other liabilities                                          3,488,574             3,059,676
Trust preferred securities                                                     16,952,300            16,941,917
                                                                           --------------         -------------
Total liabilities                                                             681,628,349           667,407,089

STOCKHOLDERS' EQUITY:
Common stock,                                                                      76,024                76,024
Additional paid-in capital                                                     57,447,655            57,447,655
Unearned ESOP shares                                                           (2,435,931)           (2,116,198)
Accumulated other comprehensive loss, net                                      (2,785,113)             (717,085)
Retained earnings                                                              23,017,534            22,212,972
                                                                           --------------         -------------
                                                                               75,320,169            76,903,368
Less Treasury stock, at cost                                                  (24,402,544)          (24,402,544)
                                                                           --------------         -------------
Total stockholders' equity                                                     50,917,625            52,500,824
                                                                           --------------         -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $  732,545,974         $ 719,907,913
                                                                           ==============         =============

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------


                                            Three Months Ended              Six Months Ended
                                                 March 31                       March 31
                                           2005           2004            2005            2004
INTEREST INCOME:
  Loans receivable                   $  5,522,801    $ 5,946,192    $11,314,925    $12,159,899
  Investment securities                 3,201,417      3,196,538      6,187,410      6,436,348
                                      -----------    -----------    -----------    -----------
            Total interest income       8,724,218      9,142,730     17,502,335     18,596,247

INTEREST EXPENSE:
  Deposits                              2,934,733      2,964,550      5,730,537      6,407,451
  Borrowed funds                        1,280,508        826,328      2,554,017      1,544,372
  Trust preferred securities              351,875        315,375        693,273        629,569
                                      -----------    -----------    -----------    -----------
            Total interest expense      4,567,116      4,106,253      8,977,827      8,581,392

NET INTEREST INCOME                     4,157,102      5,036,477      8,524,508     10,014,855

PROVISION FOR LOAN LOSSES                       -        350,000        125,000        500,000
                                      -----------    -----------    -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES             4,157,102      4,686,477      8,399,508      9,514,855

OTHER INCOME:
  Fees and service charges                769,876        745,435      1,563,580      1,535,957
  Gain on sale of loans                   201,608        252,340        475,038        602,421
  Gain on sale of securities, net               -         52,458              -         39,535
  Trading gains (losses), net            (338,408)       287,231         23,720        440,453
  Gain on sale of branches                      -        139,334              -        139,334
  Other                                   185,625        129,720        307,152        221,984
                                      -----------    -----------    -----------    -----------
            Total other income            818,701      1,606,518      2,369,490      2,979,684
                                      -----------    -----------    -----------    -----------

OPERATING EXPENSE:
  Compensation and benefits             2,391,062      2,359,192      4,760,712      4,771,207
  Occupancy and equipment                 766,139        723,091      1,434,672      1,451,849
  Insurance premiums                       85,882         92,894        176,341        163,280
  Professional fees                       280,496        240,268        537,253        468,707
  Data processing                         163,410        172,209        311,622        338,702
  Advertising and donations               253,783         71,674        420,528        142,041
  Office supplies                          65,175         50,996        117,929        120,871
  REO and other repossessed assets         11,977        112,875         39,512        177,665
  Other                                   307,421        290,836        626,692        611,831
                                      -----------    -----------    -----------    -----------

            Total operating expense     4,325,345      4,114,035      8,425,261      8,246,153
                                      -----------    -----------    -----------    -----------

INCOME  BEFORE INCOME TAXES               650,458      2,178,960      2,343,737      4,248,386
INCOME TAXES                              220,600        747,069        796,500      1,451,000
                                      -----------    -----------    -----------    -----------
NET INCOME                            $   429,858    $ 1,431,891    $ 1,547,237    $ 2,797,386


                                                                   (Continued)

POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
--------------------------------------------------------------------------------

                                                       Three Months Ended              Six Months Ended
                                                             March 31                       March 31
                                                       2005           2004            2005            2004
OTHER COMPREHENSIVE INCOME (LOSS),
  NET OF TAX:
  Unrealized holding gain (loss) on securities
   available for-sale  arising during the period  $(2,423,551)   $ 1,582,539    $(2,068,028)   $   894,378

  Reclassification adjustment for gains
    included in net income                                  -        (34,622)             -        (26,093)
                                                  -----------    -----------    -----------    -----------

              Other comprehensive income (loss)    (2,423,551)     1,547,917     (2,068,028)       868,285
                                                  -----------    -----------    -----------    -----------

COMPREHENSIVE INCOME (LOSS)                       $(1,993,693)   $ 2,979,808    $  (520,791)   $ 3,665,671
                                                  ===========    ===========    ===========    ===========

EARNINGS PER SHARE:
  Basic earnings per share                        $      0.10    $      0.32    $      0.34    $      0.62
                                                  ===========    ===========    ===========    ===========

  Diluted earnings per share                      $      0.09    $      0.31    $      0.34    $      0.61
                                                  ===========    ===========    ===========    ===========

                                                                    (Concluded)